Exhibit 10.1

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement ("Agreement") is made effective as of the 7th day of May, 2015 (the "Effective Date"), by and among Hornbeck Offshore Services, Inc., a Delaware corporation (the "Company"), Hornbeck Family Ranch, LP, a Texas limited partnership (the “Partnership”), Larry D. Hornbeck ("LDH”) and Joan M. Hornbeck (“JMH”). Hereinafter, the parties to this Agreement may also be referred to individually as a “Party” and collectively as the “Parties.”
WHEREAS, LDH and the Company entered into that certain Indemnification Agreement effective as of May 5, 2003 (the “Original Indemnification Agreement”), as amended by that certain First Amendment effective as of February 17, 2004 (the “First Amendment”) and that certain Second Amendment effective as of February 14, 2006 (the “Second Amendment,” and together with the Original Indemnification Agreement and the First Amendment, the “Original Amended Indemnification Agreement”), whereby the Company agreed to indemnify LDH and LDH’s agents, representatives, employees, heirs, family members, invitees, successors and assigns with respect to the Company’s use of approximately 4,000 acres of real property, more or less, situated in Houston County, Texas together with any lands, buildings, improvements, roadways, rivers, streams or lakes adjacent to or providing access to any such real property (the “Original Premises”);
WHEREAS, in connection with the Second Amendment, LDH and the Company entered into that certain Facilities Use Agreement effective as of January 1, 2006 (the “Facilities Use Agreement”), whereby LDH formalized the agreement to make the Original Premises available to the Company;
WHEREAS, as memorialized in that certain Memorandum of Sale dated October 23, 2006, LDH and JMH sold to the Partnership a portion of the Original Premises comprised of approximately 3,464.744 acres with improvements thereon (the “Transferred Acreage”), as more particularly described on Exhibit “A,” with its accompanying Exhibits “A-1” and “A-2,” attached hereto and incorporated herein by reference, with any remaining portion of the Original Premises that was not part of the Transferred Acreage to be referred to herein as the “Remaining Premises”;
WHEREAS, effective as of October 23, 2006, the Company, LDH and the Partnership entered into that certain Acknowledgement and Agreement, whereby the Company agreed, among other things, to extend the indemnification provided by the Original Amended Indemnification Agreement to JMH, the Partnership, the Partnership’s general partners and limited partners and the members or trustees of such general and limited partners and any officer, director or employee of the Partnership or any such general or limited partners or trustees;
WHEREAS, effective as of October 23, 2009, the Partnership, LDH and JMH entered into that certain Management and Land Development Lease Agreement (the "Lease Agreement"), whereby the Partnership agreed to lease to LDH and JMH 3,586 acres of real property, more or less, together with all property contributed to or otherwise acquired by the Partnership which are contiguous to or in conjunction with such 3,586 acres of real property (collectively, the “Leased Premises”);

WHEREAS, on November 22, 2011, the Partnership acquired approximately 725.976 acres of additional real property from Thurman L. Little, Trustee of the Mary T. Little Family Trust, Thurman L. Little, Trustee of the T.A. and M.T. Marital Trust Number 1 (one) and Thurman L. Little; A/K/A Thurman Lundy Little, as evidenced by the vesting deeds listed on Exhibit “B” (the “Additional 725.976 Acres”);

WHEREAS, the Company continues to use real property owned by the Partnership and LDH and JMH, which real property consists of, without duplication, (i) the Leased Premises, (ii) any portion of the Transferred Acreage that is not part of the Leased Premises, if applicable, (iii) the Additional 725.976 Acres, (iv) the Remaining Premises, to the extent it has not been subsequently transferred to the Partnership, in which case any transferred portion is part of the Leased Premises and (v) for the avoidance of doubt, any additional real property owned by the Partnership or LDH and JMH as of the Effective Date adjacent to or in the vicinity of any of the foregoing (collectively, the “Premises”);
WHEREAS, since the time the Original Amended Indemnification Agreement became effective, the Company’s use of the Premises has expanded and the work necessary to maintain the Premises in a ready condition for the Company’s use has become continuous; and
WHEREAS, the Parties desire to amend and restate the Original Amended Indemnification Agreement to reflect the current use of the Premises and other premises as more fully set forth herein.
NOW, THEREFORE, the Company, the Partnership, LDH and JMH hereby agree as follows:

1.	Definitions.

a.
“Adjacent Premises” means any lands, roadways, rivers, streams or lakes adjacent to or providing access to the Premises, and any buildings or other improvements thereon, which specifically includes approximately 2,100 acres of real property that is adjacent to the Premises that is owned by LDH’s brother, James R. Hornbeck.

b.
“After-Acquired Premises” means any real property acquired after the date hereof by any or all of the Partnership, LDH and JMH adjacent to or in the vicinity of the Premises, including any lands, roadways, rivers, streams or lakes adjacent to or providing access to such real property, and any buildings or other improvements thereon.

c.
“Company User” means the Company, its subsidiaries and their respective employees, officers, directors, stockholders, contractors, subcontractors at any tier, agents, vendors and potential or prospective vendors, clients and potential or prospective clients, invitees and any of their respective employees, and any other guests, invitees and family members of any of the foregoing.

d.	“Covered Premises” means the Fully Covered Premises and Partially Covered Premises.

e.	“Fully Covered Premises” means the Premises, the Adjacent Premises and any After-Acquired Premises, but excluding the Partially Covered Premises.

f.
“Indemnitees” means (i) LDH, JMH, Todd Hornbeck, Troy Hornbeck and James R. Hornbeck and each of their agents, representatives, employees, heirs, family members, invitees, successors and assigns; and (ii) the Partnership and each of the Partnership’s agents, representatives, employees, invitees, successors and assigns, its general and limited partners (including trusts and the beneficiaries of such trusts), the members of such general and limited partners, the trustees or beneficiaries of any trusts that are general or limited partners, any officer, director or employee of the Partnership or any such general or limited partners or trustees.

g.
“Partially Covered Premises” means the personal residence of LDH and JMH located on the Premises and the surrounding land forming part of its curtilage, including any other related improvements and buildings on such curtilage.

h.
“Timber and Cattle Activities” means any activities conducted on the Covered Premises related to (i) the felling and trimming of trees and the transportation of logs and (ii) the raising and transportation of livestock.

2.INDEMNIFICATION.

a.
FULL INDEMNIFICATION. THE COMPANY SHALL RELEASE, PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST ALL CLAIMS, DEMANDS, CAUSES OF ACTION AND DAMAGES WHATSOEVER, INCLUDING ATTORNEYS' FEES (EACH A “CLAIM”), RELATING TO ANY ACCIDENT, INCIDENT OR OCCURRENCE, ARISING OUT OF, INCIDENTAL TO OR IN ANY WAY RESULTING FROM OR RELATED TO ANY AND ALL USES (EXCEPT TIMBER AND CATTLE ACTIVITIES) BY ANY PERSON OF, OR PRESENCE UPON, THE FULLY COVERED PREMISES, INCLUDING, BUT NOT LIMITED TO, HUNTING, FISHING, BOATING, HIKING, SOCIAL ACTIVITIES, AND RIDING ALL-TERRAIN VEHICLES, AND/OR TRAVEL TO AND FROM THE FULLY-COVERED PREMISES, AND IN EACH CASE THE FOREGOING RELEASE, DEFENSE, HOLD HARMLESS AND INDEMNITY OBLIGATIONS SHALL APPLY REGARDLESS OF CAUSE AND EVEN IF CAUSED BY THE SOLE, JOINT, COMPARATIVE, CONTRIBUTORY OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, FAULT, WILLFUL MISCONDUCT, STRICT LIABILITY OR PRODUCT LIABILITY OF ANY INDEMNITEE, OR BY THE UNSEAWORTHINESS OF ANY VESSEL OR THE UNAIRWORTHINESS OF ANY AIRCRAFT.

b.
INDEMNIFICATION RELATED TO PARTIALLY COVERED PREMISES. THE COMPANY SHALL RELEASE, PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST ALL CLAIMS RELATING TO ANY ACCIDENT, INCIDENT OR OCCURRENCE, ARISING OUT OF, INCIDENTAL TO OR IN ANY WAY RESULTING FROM OR RELATED TO:

i.	ANY AND ALL USES BY ANY COMPANY USER OF, OR PRESENCE UPON, THE PARTIALLY COVERED PREMISES; AND

ii.	THE TIMBER AND CATTLE ACTIVITIES TO THE EXTENT SUCH ACCIDENT, INCIDENT OR OCCURRENCE RELATES TO A COMPANY USER,

AND IN EACH CASE, THE FOREGOING RELEASE, DEFENSE, HOLD HARMLESS AND INDEMNITY OBLIGATIONS SHALL APPLY REGARDLESS OF CAUSE AND EVEN IF CAUSED BY THE SOLE, JOINT, COMPARATIVE, CONTRIBUTORY OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, FAULT, WILLFUL MISCONDUCT, STRICT LIABILITY OR PRODUCT LIABILITY OF ANY INDEMNITEE, OR BY THE UNSEAWORTHINESS OF ANY VESSEL OR THE UNAIRWORTHINESS OF ANY AIRCRAFT.

c.
LDH Authority. For the purpose of determining Company Use pursuant to Section 2b, the Parties acknowledge that LDH is an agent of the Company and there shall be a rebuttable presumption that his actions are taken on behalf of the Company and that his invitees and guests are considered Company Users.

d.
Assumption of Risk. Insofar as each Indemnitee is concerned, the Company, on behalf of itself and the other Company Users, assumes all risks and hazards in connection with the use by the Company Users of the Covered Premises and all improvements situated on the Covered Premises for any purpose, including, without limitation, those involved in traveling to and from the Covered Premises, and the Company hereby covenants and agrees for itself, its successors, and assigns, that the Company will not make any claim or institute any suit or action at law or in equity against an Indemnitee related to the use by the Company Users of the Covered Premises and all improvements situated on the Covered Premises for any purpose, including, without limitation, those involved in traveling to and from the Covered Premises.

e.
No Obligation to Maintain. The Indemnitees shall have no obligation to maintain or repair the Covered Premises or any part of the Covered Premises or improvements situated on the Covered Premises and shall have no liability for any injury resulting from any Indemnitee’s failure to maintain or repair the Covered Premises or any such improvements.

3.    Advancement of Expenses. Expenses (including medical and attorneys' fees for counsel of Indemnitee’s choosing) incurred by any Indemnitee, in defending any claims, demands or causes of action referenced in Section 2 hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding at the written request of an Indemnitee. Prompt payment shall be made of any request for an advance pursuant to this Section 3. Notwithstanding the foregoing or any other provision of this Agreement, an Indemnitee shall not be entitled to the advancement of expenses under this Agreement if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to such Indemnitee in a manner similar to that contemplated in this Section 3 constitutes a personal loan in contravention of Section 402 of the Sarbanes-Oxley Act of 2002 or any similar law or regulation.
4.     Enforcement of Rights. The right to indemnification or advances as provided by this Agreement shall be enforceable by an Indemnitee in any court of competent jurisdiction.
5.     Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Texas.

6.     Notice/Cooperation by Indemnitee. Each Indemnitee shall give the Company notice in writing as soon as practicable of any claim made by or against such Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to:

Hornbeck Offshore Services, Inc.
Attention: Chief Executive Officer
103 Northpark Blvd., Suite 300
Covington, LA 70433

Notice shall be deemed received three (3) days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, each Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within such Indemnitee's power.
7.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.
8.     Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitees and Indemnitees’ respective estates, heirs, legal representatives and assigns.
9.     Insurance Policies. Company shall, and Indemnitees may, secure and maintain in full force and effect during the term of this Agreement insurance coverage of the types and amounts sufficient to provide adequate protection against the liabilities, including indemnification liabilities, that may arise under this Agreement. Specifically, the Parties agree to maintain in full force and effect during the term of this Agreement their respective insurance policies listed in Exhibit “C,” attached hereto and incorporated herein by reference, or reasonably equivalent replacement policies. It is the intention of the Parties that insurance policies maintained by Company shall be primary and noncontributory to, and shall pay any insurance claims before, any insurance policies maintained by Indemnitees. Company shall cause all Indemnitees to be named as insureds or additional insureds under all insurance policies obtained in connection with this Section 9. Notwithstanding anything contained in this Agreement to the contrary, this Section 9 shall not be construed in any way to void or otherwise limit the indemnification obligations of Company assumed pursuant to this Agreement. It is expressly acknowledged by each Party that this Agreement does not pertain to a well for oil, gas, or water or to a mine for a mineral as set forth in Chapter 127 of the Texas Civil Practices and Remedies Code. Should it be judicially determined that monetary limits or scope of coverage of the insurances required under this Section 9 exceed the monetary limits or scope of coverage permitted under applicable law, the Parties agree that the insurance requirements shall automatically be amended to conform to the maximum monetary limits and scope of coverage permitted by such law.
10.     Severability. If any provision of this Agreement shall be determined to be void or unenforceable, the scope of such void or unenforceable provision shall be deemed modified and diminished to the extent necessary to render such provision valid and enforceable. In any event, the validity or enforceability of any provision shall not affect any other provision of this Agreement, which shall be construed and enforced as if such void or unenforceable provision had not been included.

11.     Entire Agreement. This Agreement contains the complete agreement among the Parties with respect to the subject matter contemplated herein and supersedes all prior agreements and understandings among the Parties with respect to such subject matter. Notwithstanding anything contained herein to the contrary, nothing herein shall be interpreted or construed so as to amend, supersede, terminate or otherwise affect in anyway the Facilities Use Agreement or the Lease Agreement and the Parties hereby acknowledge and agree that the Facilities Use Agreement and the Lease Agreement and all obligations thereunder shall remain in full force and effect in their entirety.

12.     Third-Party Beneficiaries. Except for non-Parties named as Indemnitees, this Agreement shall not be construed to confer any benefit on any third party not a Party to in this Agreement, and shall not provide any rights to such third parties to enforce its provisions.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below but it is effective for all purposes as of the Effective Date stated above.

Hornbeck Offshore Services, Inc.
By:	/s/ Samuel A. Giberga
Name:	Samuel A. Giberga
Title:	Executive Vice President, General Counsel and Chief Compliance Officer

AGREED TO AND ACCEPTED:
/s/ Larry D. Hornbeck
Larry D. Hornbeck
/s/ Joan M. Hornbeck
Joan M. Hornbeck

Hornbeck Family Ranch, LP
By:	HFR, LLC, General Partner
By:	/s/ Todd M. Hornbeck
Name: Todd M. Hornbeck
Title: CEO and President

EXHIBIT A

Approximately 3,464.744 acres, more or less, situated in Houston County, Texas, in the Charles Richards Survey, A‑866, the James Barnes Survey, A‑167, the A. W. Morris Survey, A‑741, the R. J. Camp Survey, A‑1275, the Caroline E. Milon Survey, A‑716, the Jose Mora Survey, A‑711, the L. M. Plummer Survey, A‑841, and the J. S. Thorn Survey, A‑86, being all of the approximately 3,514.003 acres previously owned by Larry D. Hornbeck and wife, Joan Hornbeck, in Houston County, Texas, described in the twelve vesting deeds listed below:

	Grantor of Vesting Deed	Date of Deed	Recording Information	Acreage
1.	John Hyde, et al.	February 26, 1981	Volume 682, Page 670	234.70
2.	Barry A. Davidson, et al.	May 14, 1996	Volume 1056, Page 114	265.813
3.	Grady Paul Speer and wife, Jo Doris Speer	October 10, 1997	Volume 1088, Page 455	241.39
4.	James R. Groodrum, et al.	February 19, 1998	Volume 1096, Page 135	402.458
5.	State of Texas	March 16, 1998	Volume 1099, Page 457	180.80
6	Jewel Elmon Little, et al.	June 16, 2000	Volume 2000, Page 2235	243.3[1] (net)
7.	Barry Davidson	August 10, 2000	Volume 2000, Page 2982	433.037
8.	William Leslie Sallee	February 10, 2001	Volume 2001, Page 690	81.1[2] (net)
9	Harmon A. Adams	April 19, 2002	Volume 2002, Page 1435	236.16
10.	Amos Adams and Harmon A. Adams, Trustees	August 27, 2002	Volume 2002, Page 3560	2
11.	International Paper Realty Corporation	December 19, 2002	Volume 2002, Page 5184	1,177.275
12.	Gene Archie Stokes, et al.	February 25, 2005	Volume 2005, Page 849	15.97
			Total	3,514.003

1 Being an undivided 75% of 324.4 acres (or 243.3 net acres)
2 Being an undivided 25% interest of 324.4 acres (81.1 net acres)

SAVE AND EXCEPT, however, the 46.256 acre tract described on Exhibit A-1, and the 3.003 acre tract (and accompanying ingress/egress easement) described on Exhibit A-2.

Exhibit A-1
Field Notes for 46.256 Acres
JAS. BARNES SURVEY, A-167 (32.264 Ac.)
JOSE MORA SURVEY, A-711 (13.992 Ac.)
Houston County, Texas
46.256 acres out of and a part of the JAS. BARNES SURVEY, A-167, and the JOSE MORA SURVEY, A-711 in Houston County, Texas, and being out of and a part of the Larry Hornbeck called 433.037 acres tract, recorded in Doc. No. 020982 of the Official Records of Houston County, Texas, which 46.256 acres more particularly described by metes and bounds as follows:
BEGINNING on a point in center of the Hydes Ferry Road for the North East corner of this tract and being in the North line of the said called 433.037 acres tract and being N 75° 39' 08" W 75.02 feet, S 84° 10' 42" W 97.65 feet, S 78° 33' 23" W 289.78 feet, S 76° 48' 24" W 154.27 feet and S 74° 56' 58" W 127.68 feet from the North East corner of the said original called 433.037 acres tract, set ½ inch iron rod for reference corner S 25° 59' 40" E 25.62 feet;
THENCE S 25° 59' 40" E 616.97 feet to a ½ inch iron rod set for corner in fence line;
THENCE along with a fence line as follows: S 36° 17' 21" W 76.02 feet, S 24° 55' 48" W 420.19 feet, and S 30° 02' 39" E 163.06 feet to a ½ inch iron rod found for corner, same being a North East corner of the now or formerly T.A. Little Living Trust called 90.0 acres tract;
THENCE S 36° 41' 52" W 866.87 feet to a ½ inch iron rod set for corner, same being in the North West line of the said Little called 90 acres tract;
THENCE along with a fence line for the South and West line of this tract as follows: N 52° 39' 45" W 165.09 feet, N 76° 29' 55" W 283.44 feet, N 11° 20' 57" W 122.07 feet, S 86° 47' 46" W 307.93 feet and N 12° 33' 38" W 1305.19 feet to corner in the center of said Hydes Ferry Road and the North line of the said 433.037 acres tract, set ½ inch iron rod for reference corner S 12° 33' 38" E 22.95 feet;
THENCE along with the center of said Road as follows: N 83° 18' 23" E 19.73 feet, N 85° 18' 18" E 269.68 feet, N 79° 41' 44" E 434.20 feet, N 77° 35' 12" E 106.28 feet, N 74° 20' 24" E 594.31 feet and N 74° 56' 58" E 19.35 feet to the place of beginning and containing 46.256 acres of land more or less, of which 0.665 acre is in said Road.

Surveyed October 2006

Exhibit A-2

Field Notes for 3.003 Acres
CHARLES RICHARDS SURVEY, A-866
Houston County, Texas
3.003 acres out of and a part of the CHARLES RICHARDS SURVEY, A-866 in Houston County, Texas, and being out of and a part of the same land described in a deed to Larry D. Hornbeck called 234.70 acres tract, described in a deed recorded in Vol. 1041, Page 326 of the Official Records of Houston County, Texas, which 3.003 acres more particularly described by metes and bounds as follows:
BEGINNING on the North East corner of this tract and being on or near the North East line of the said Larry D. Hornbeck called 234.70 acres tract, recorded in Vol. 1041, Page 326 of the Official Records of Houston County and being in a South West line of the Trinity River and also being N 82° 45' 00" W 425.00 feet and N 67° 24' 00" W 194.11 feet from the North East corner of the said called 234.70 acres tract, set ½ inch iron rod for reference corner S 38° 14' 30" W 35.75 feet;
THENCE S 38° 14' 30" W 249.92 feet to a ½ inch iron rod set for corner;
THENCE S 57° 00' 09" W 105.33 feet to a ½ inch iron rod set for corner;
THENCE S 69° 22' 03" W 242.00 feet to a ½ inch iron rod set for corner;
THENCE N 30° 00' 00" W 94.25 feet to a ½ inch iron rod set for corner;
THENCE N 28° 24' 59" E 451.56 feet to corner in the North East line of the said called 234.70 acres tract, and being in a South West line of the said Trinity River, set ½ inch iron rod for reference corner S 28° 24' 59" W 28.42 feet;
THENCE along with the South West line of the said Trinity River as follows: S 49° 30' 00" E 63.41 feet, N 89° 38' 00" E 186.11 feet, S 30° 47' 00" E 111.11 feet, and S 67° 24' 00" E 11.44 feet to the place of beginning and containing 3.003 acres of land more or less.
Surveyed October 2006.

together with an easement for ingress and egress to and from the aforesaid 3.003 acre tract and County Road 3495 (Hyde's Ferry Road), over and across the following route (i) the currently existing asphalt drive leading from the south boundary of the aforesaid 3.003 acre tract leading to the security gate at the private road (known as Hornbeck Lane), and then over and across (ii) said private road known as Hornbeck Lane, until it meets County Road 3495 (Hyde's Ferry Road).

EXHIBIT B

	Grantor of Vesting Deed	Date of Deed	Recording Information	Acreage
1.	Thurman L. Little, Trustee of the Mary T. Little Family Trust	November 22, 2011	Instrument No. 1107290	275.538[3] (net)
2.	Thurman L. Little, Trustee of the T.A. & M.T. Marital Trust Number 1 (one)	November 22, 2011	Instrument No. 1107291	275.538[4] (net)
3.	Thurman L. Little; A/K/A Thurman Lundy Little	November 22, 2011	Instrument No. 1107292	174.9
			Total	725.976

3 Undivided 50% interest of 551.076 acres (275.538 net acres)
4 Undivided 50% interest of 551.076 acres (275.538 net acres)

EXHIBIT C

Insurance Policies of the Company:

Commercial General Liability Policy No. PHPK1186921, effective from June 6, 2014 to June 6, 2015, with Philadelphia Indemnity Insurance Company.

Commercial Umbrella Liability Policy, No. PHUB462115, effective from June 6, 2014 to June 6, 2015, with Philadelphia Indemnity Insurance Company.

Commercial Excess Liability Policy No. NHA068289, effective from June 27, 2014 to June 6, 2015, with RSUI Indemnity Company.

Insurance Policies of the Partnership

Commercial General Liability Policy No. 5054038, effective from October 17, 2014 to October 17, 2015, with Germania Insurance Company.

Insurance Policies of LDH and JMH

Farm and Ranch Policy No. FO 0117392, effective from October 23, 2014 to October 23, 2015, with State Automobile Mutual Insurance Company.

Farm Umbrella Policy No. FXS 011740804, effective from October 23, 2014 to October 23, 2015, with State Automobile Mutual Insurance Company.